Exhibit 23.0

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Wells-Gardner Electronics Corporation

The audit referred to in our report dated March 8, 2012, included the related consolidated financial statement schedule for the year ended December 31, 2011, included in Form 10-K. This consolidated financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audit. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 2-72090, 2-09137, 33-63920, 3361535, 33,02981, and 333-72629) on Form S-8 of Wells-Gardner Electronics Corporation of our report dated March 8, 2012, with respect to the consolidated statements of operations, shareholders’ equity, and cash flows of Wells-Gardner Electronics Corporation for the year ended December 31, 2011 and our report in the preceding paragraph regarding the related consolidated financial statement schedule, which report appears in or is incorporated by reference in this annual report on Form 10-K of Wells-Gardner Electronics Corporation.

/s/ Blackman Kallick, LLP

Chicago, Illinois

March 8, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Wells-Gardner Electronics Corporation

We consent to the incorporation by reference in the registration statements (Nos. 2-72090, 2-09137, 33-63920, 3361535, 33,02981, and 333-72629) on Form S-8 of Wells-Gardner Electronics Corporation of our report dated March 13, 2014, with respect to the consolidated balance sheets of Wells-Gardner Electronics Corporation as of December 31, 2013 and 2012, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years ended December 31, 2013 and 2012, which report appears in or are incorporated by reference in the annual report on Form 10-K of Wells-Gardner Electronics Corporation.

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 13, 2014